Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB of BioTime, Inc. (the ACompany@) for the quarter ended March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the AReport@), we, Judith Segall, Hal Sternberg, and Harold Waitz, collectively the Office of the President, and Steven A. Seinberg, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2007

/s/ Judith Segall
Judith Segall
Vice-President - Operations
Member, Office of the President*

/s/ Hal Sternberg
Hal Sternberg
Vice-President - Research
Member, Office of the President*

/s/ Harold Waitz
Harold Waitz
Vice-President - Regulatory Affairs
Member, Office of the President*

/s/ Steven A. Seinberg
Steven A. Seinberg
Chief Financial Officer

* The Office of the President is comprised of the three above-referenced executives of the Company who collectively exercise the powers of the Chief Executive Officer